Exhibit 99.1

AST SpaceMobile Announces Pricing of Private Offering of $1.0 Billion of Convertible Senior Notes Due 2034 (Effective Conversion Price of $149.20 per Share with Capped Call)

MIDLAND, Texas—(BUSINESS WIRE)—AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the pricing of $1.0 billion aggregate principal amount of 1.625% convertible senior notes due 2034 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the initial purchasers is expected to settle on July 20, 2026, subject to customary closing conditions.

Key Elements of the Transaction:

●	$1.0 billion 1.625% convertible senior notes due 2034, which have an initial conversion price of approximately $79.57 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20.0% over the last reported sale price of AST SpaceMobile’s Class A common stock on July 15, 2026.

●	Capped call transactions entered into in connection with the pricing of the Notes have an initial cap price of $149.20 per share of AST SpaceMobile’s Class A common stock, which represents a premium of 125.0% over the last reported sale price of AST SpaceMobile’s Class A common stock on July 15, 2026.

Option to Purchase Additional Notes:

AST SpaceMobile also granted the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $150.0 million aggregate principal amount of Notes.

Use of Proceeds:

AST SpaceMobile estimates that the net proceeds from the Notes Offering will be approximately $983.6 million (or approximately $1,131.2 million if the initial purchasers’ option to purchase additional Notes is exercised in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by AST SpaceMobile. AST SpaceMobile intends to use $96.9 million of the net proceeds from the Notes Offering to pay the cost of the capped call transactions described below. AST SpaceMobile intends to use the remaining net proceeds from the Notes Offering to pursue an expanding universe of growth initiatives and secure additional access to orbit for its space-based cellular broadband network, including partnerships and/or acquisitions to further vertically integrate its business and mitigate risks associated with third-party launch providers. AST SpaceMobile currently does not have any understandings or agreements with respect to any such strategic transactions. If the initial purchasers exercise their option to purchase additional Notes, AST SpaceMobile expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties (as defined below), with the remainder of the net proceeds to be used as described above.

Additional Details of the Notes:

The Notes will be senior, unsecured obligations of AST SpaceMobile. The Notes will accrue interest at an annual rate of 1.625%, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027. The Notes will mature on February 1, 2034, unless earlier converted or repurchased.

Prior to the close of business on the business day immediately preceding November 1, 2033, noteholders will have the right to convert their Notes only upon the satisfaction of specified conditions and during certain periods. On or after November 1, 2033 and until the close of business on the second scheduled trading day immediately preceding February 1, 2034, noteholders may convert their Notes at any time regardless of these conditions. The initial conversion rate will be 12.5672 shares of AST SpaceMobile’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $79.57 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20.0% over the last reported sale price of $66.31 per share of AST SpaceMobile’s Class A common stock on the Nasdaq Global Select Market on July 15, 2026), subject to adjustment in certain circumstances. AST SpaceMobile will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election.

The Notes will not be redeemable at AST SpaceMobile’s option prior to the maturity date, and no sinking fund is provided for the Notes.

Noteholders will have the right, subject to certain conditions and exceptions described in the indenture governing the Notes (the “indenture”), to require AST SpaceMobile to repurchase for cash all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, following certain corporate events that occur prior to February 1, 2034, AST SpaceMobile will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its Notes in connection with such corporate events.

Capped Call Transactions:

In connection with the pricing of the Notes, AST SpaceMobile entered into capped call transactions with certain of the initial purchasers of the Notes or affiliates thereof and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of AST SpaceMobile’s Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to AST SpaceMobile’s Class A common stock upon any conversion of Notes and/or offset any cash payments AST SpaceMobile is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $149.20 per share, which represents a premium of 125.0% over the last reported sale price of AST SpaceMobile’s Class A common stock of $66.31 per share on the Nasdaq Global Select Market on July 15, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, AST SpaceMobile expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to AST SpaceMobile’s Class A common stock and/or purchase shares of AST SpaceMobile’s Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of AST SpaceMobile’s Class A common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to AST SpaceMobile’s Class A common stock and/or purchasing or selling AST SpaceMobile’s Class A common stock or other securities of AST SpaceMobile in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the Notes, or, to the extent AST SpaceMobile exercises the relevant termination election under the capped call transactions, following any repurchase or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of AST SpaceMobile’s Class A common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes are only being offered and will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the Notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion of the Notes Offering, the potential effects of entering into the capped call transactions, and the expected use of the net proceeds from the Notes Offering. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “potential,” “will,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the Notes Offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon the exercise of the initial purchasers’ option to purchase additional Notes, the anticipated use of the net proceeds from the Notes Offering, which could change as a result of market conditions or for other reasons, whether the capped call transactions described above will become effective, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison Worldwide

AstSpaceMobile@allisonpr.com